EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-52065; No. 333-74255 and No. 333-87786) and on
Form S-3 (No. 333-92388 and 333-117534) of our report dated December 10, 2004 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders and which is incorporated in this Annual Report on Form 10-K.




/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Houston, Texas
December 10, 2004